UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 19, 2012

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

The name and address of each registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 19, 2012, the Board of Directors of each of Wisconsin Energy Corporation and Wisconsin Electric Power Company increased the number of directors constituting the whole Board from nine to ten and elected Mary Ellen Stanek to fill the vacancy on the Board of Directors of each company. Ms. Stanek currently serves as Managing Director and Director of Asset Management for Robert W. Baird & Co., Chief Investment Officer of Baird Advisors, an institutional fixed income investment advisor, and President of Baird Funds, Inc., a publicly registered investment company. Ms. Stanek was also appointed to the Finance Committee of each Board of Directors effective January 19, 2012. The Board of Directors of each company determined that Ms. Stanek is independent pursuant to Wisconsin Energy's Corporate Governance Guidelines.

Consistent with Wisconsin Energy's compensation policy for non-employee directors, Ms. Stanek will receive an annual retainer fee of $75,000 and an annual restricted stock award equal to a value of $80,000, with all shares vesting three years from the date of grant. A single annual retainer fee is paid for service on the Boards of Wisconsin Energy, Wisconsin Electric and Wisconsin Gas LLC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10 Material Contracts

10.1	Wisconsin Energy Corporation Terms and Conditions Governing Director Restricted Stock Award under the 1993 Omnibus Stock Incentive Plan, amended and restated effective May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 20, 2012	Stephen P. Dickson - Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 20, 2012	Stephen P. Dickson - Vice President and Controller